Exhibit 99.1
News release via Canada NewsWire, Toronto 416-863-9350

    Attention Business Editors:
    Western Goldfields Announces OTC Bulletin Board Symbol Change

    TORONTO, July 13 /CNW/ - Western Goldfields Inc. ("WGI Ontario"),
(TSX:WGI, OTC BB:WGDFF.OB) announced today that, in connection with its previously announced change of jurisdiction of incorporation from Idaho to
Ontario, Canada, the symbol for the company's common shares on the OTC
Bulletin Board will change from "WGDF" to "WGDFF". The symbol change will be effective July 16, 2007.
    Our common shares continue to trade on the Toronto Stock Exchange under the symbol "WGI". The new CUSIP number for our common shares is 95828P203 and the new ISIN number is CA95828P2035.

    Forward-Looking Information
    ---------------------------
    Certain statements contained in this news release and subsequent oral statements made by and on behalf of the Company may contain forward-looking information within the meaning of the United States Private Securities
Litigation Reform Act of 1995 and similar Canadian legislation. Such forward-looking statements are identified by words such as "intends",
"anticipates", "believes", "expects", and "hopes" and include, without limitation, statements regarding the Company's plan of business operations, timing and costs to recommence commercial production, economic viability of the Mesquite Mine, financing options, including entering into a debt financing arrangement, and the consequences thereof, potential contractual arrangements, receipt of working capital, anticipated revenues, exercise of outstanding warrants, and capital and operating expenditures. There can be no assurance that such statements will prove to be accurate; actual results and future events could differ materially from such statements. Factors that could cause actual results to differ materially include, among others, those set forth in the Company's Annual Report on Form 10-KSB for the year ended December 31,
2006 filed with the U.S. Securities and Exchange Commission, under the caption, "Risk Factors". Most of these factors are outside the control of the
Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulation, the Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

    %SEDAR: 00021587E          %CIK: 0001394186

    /For further information: please visit www.westerngoldfields.com, or contact: Brian Penny, Chief Financial Officer, (416) 324-6002,
bpenny(at)westerngoldfields.com; Julie Taylor Pantziris, Director, Regulatory
Affairs and Investor Relations, (416) 324-6015, jtaylor(at)westerngoldfields.com/
    (WGDF WGDFF WGI.)

CO:  Western Goldfields, Inc.

CNW 17:37e 13-JUL-07